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USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call Event Date/Time: Feb. 11. 2008 / 8:30AM ET

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

C O R P O R A T E    P A R T I C I P A N T S

Paul B. Gridley
U.S. Shipping Partners LP - Chairman, CEO

Joseph P. Gehegan
U.S. Shipping Partners LP - President, COO

Albert E. Bergeron
U.S. Shipping Partners LP - VP, CFO

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Tom McKay
Simplon Partners - Analyst

John Tysseland
Citigroup - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen, and welcome to the Fourth Quarter 2007 U.S. Shipping Partners LP Earnings Conference Call. My name is Lacy and I’ll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference.

(OPERATOR INSTRUCTIONS)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to our host for today’s call, Mr. Paul Gridley, Chairman and CEO. Please proceed.

Paul B. Gridley - U.S. Shipping Partners LP - Chairman, CEO

Thank you very much. Good morning and thanks for joining us. With me, today, is Joe Gehegan, our President and COO, and Al Bergeron, our VP and CFO. I would like to welcome you all to our fourth quarter and full-year earnings conference call.

Before I give my remarks, allow me to read our Safe Harbor statement. This call contains forward-looking statements, which include any statements that are not historical fact. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments, and other factors believed appropriate in the circumstances.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties are discussed in detail in the Partnership’s filings with the SEC and include, among other things, future charter rates, demand in the spot market for vessels, and timely and on-budget delivery in the second half of 2008 of two ATBs currently under construction.

If one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise, except as may be required by law. If you have not received a press release, issued this morning, you may find it at our website, www.usslp.com.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

I will have Al Bergeron, our CFO, discuss our financial results in greater detail in a minute, but I’d like to begin by saying that we are pleased that, operationally, the Partnership had a good fourth quarter and a good year, despite the challenges we faced, including having the ITB Baltimore out of service for 61 days to repair hurricane damages sustained in the shipyard after completing its regularly scheduled drydocking and the late delivery of the ATB Freeport due to various breaches of contract by the original contractor hired to construct and launch this vessel.

I’m also pleased to reiterate the Partnership declared a distribution of $0.45 per common unit, or $1.80 on a full-year basis. In addition, the Partnership announced the United States Shipping Master LLC, the holder of the Partnership’s subordinated units and general partner units requested that the Partnership not pay the fourth quarter distribution on the subordinated units and general partner units and instead retain the cash for working capital purposes, to increase reserves available for future payment of quarterly distributions on its common units, for completion of its capital construction program, and to strengthen coverage with respect to the Partnership’s financial coverage under its credit facility in future periods.

Management currently anticipates that in 2008 the Partnership will continue to pay the minimum $0.45 quarterly distribution on its common units and will remain in compliance with all financial covenants under its credit facilities, based on the Partnership’s projected utilization and charter rates for its fleet in 2008, in light of expected increases in the number of vessels operating in the spot market, the projected delivery of two ATBs currently under construction on time and on budget in the second half of 2008, and current economic and market conditions.

Turning to our results -- Our operating income for the 2007 fourth quarter was $4.9 million compared to $3.3 million last year, driven by a $6.7 million increase in Q4 voyage revenues. The increase in both voyage revenues and operating income was due primarily to the addition of the ATB Freeport, which was placed in service in July 2007, and an increase in charter rates and number of days worked due to 2007’s lower number of drydocks.

Additionally, on December 14th, 2007, the ITB Philadelphia commenced a single voyage to transport grain from the U.S. to Africa for various humanitarian organizations. In addition to transporting the grain to the East Coast of Africa, the Partnership is required to bag all the grain following discharge and transport a portion of the grain via truck to points inland. In accordance with U.S. GAAP, the Partnership will not recognize voyage revenue or voyage expenses on this voyage until the grain is delivered to its final destination. At this point in time, the grain has been discharged from the vessel and is being transported to its final destination.

EBITDA in Q4 increased by $3.0 million to $14.7 million from $11.7 million in 2006 primarily due to the increase in voyage revenues, offset by increases in vessel operating expenses and voyage expenses, as well as some smaller offsets that Al will detail.

For the full year, the Partnership had voyage revenue of $176.7 million, operating income of $25.4 million, and net income of $4.8 million compared to voyage revenue of $150.1 million, operating income of $18.3 million, and net income of $5.9 million in 2006. EBITDA was $63.8 million for 2007 compared to $49.5 million for 2006. Al will provide more in-depth information about EBITDA later in this call.

Now, I would like to turn the call over to Joe Gehegan, our President, who will discuss the operational performance for the quarter, the status of our new build programs, and the operational outlook for the first half of 2008.

Joseph P. Gehegan - U.S. Shipping Partners LP - President, COO

Thank you, Paul, and good morning. Operationally, the Partnership performed well on all fronts. Both our vessel utilization and time charter equivalent rates increased in 2007 over 2006, and we are pleased to report that we continue to operate one of the safest fleets in the industry.

As expected, our utilization rate for the full year 2007 was approximately 94%, comparable to the 93% achieved in 2006.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

While below our nine-month utilization rate of 95%, ‘07’s full-year utilization is squarely on target with the forecast we provided with our third quarter earnings, and reflects the off-hire time anticipated at that time, for both scheduled drydocks and time to repair the hurricane damage to the ITB Baltimore, compared with the four drydocks performed in 2006, excluding the dry dock of the Sea Venture performed upon its acquisition.

As discussed last quarter and by Paul today, the ITB Baltimore was out of service for 30 days during the fourth quarter and a total of 128 days during the year, which consisted of 67 days of scheduled drydock and 61 days of damage repair time. While the repairs to the ITB Baltimore were completed in the anticipated timeframe and the vessel is now back in service, its out-of-service period affected fourth quarter and full-year utilization.

The ITB Baltimore had five drydocking days during the fourth quarter to reposition the vessel after the damage caused by the hurricane was repaired. In addition, the ITB Philadelphia had a 74-day dry docking period during the fourth quarter, as well. This drydocking was longer than anticipated due to having to perform it in a U.S. Northeast shipyard. Excluding both the scheduled drydocking days and damage repair time just detailed, the fleet had nine days off hire during the fourth quarter. This represents a three-day increase over six days on a comparable basis in the year-ago quarter, and is within our expected utilization range.

With regard to rates on the existing fleet, Q4 charter equivalent rates, excluding the grain voyage for the ITB Philadelphia, rose by approximately 7%, or $2,600 per day, from the fourth quarter last year and reflects increased time charter rates along with better cargo optimization within the chemical vessels.

Since our ITB fleet is currently our largest source of voyage revenue, we believe it is important to highlight a few items regarding these vessels. At present, five of the Partnership’s six ITBs are operating under medium or long-term charters that account for 100% of their usable capacity and the remaining one is operating in the spot market. Three of the five charters expire by the middle of 2008 and we expect these vessels to begin trading in the spot market upon expiration of their charters. The remaining two vessels are subject to charters through the end of 2008.

As expected, this means that, over the next several years, the ITBs will derive a greater percentage of their voyage revenue in the spot market rather than from long-term charters and we may experience increased rate volatility in the spot market due to an increasing supply of vessels. In addition, as discussed previously, the operating expenses of our ITBs, due to their age and the new union contracts, will increase from current levels. While the combination of the above factors may negatively impact the operating income and EBITDA provided by our ITBs over the next several years, it is important to recognize that these vessels are expected to have both high utilization and charter rates in excess of those assured under the Hess Support Agreement, until at least the middle of 2008. In addition, we believe that the condition of our vessels, their carrying capacity, as well as our operating reputation, will be a competitive advantage enjoyed by our vessels in both the spot and term markets.

We continue to examine various employment opportunities for the ITBs. During this past quarter, we commenced a grain voyage on the ITB Philadelphia that was discussed earlier. In addition, we are also exploring utilizing the ITBs in the transportation of ethanol and biofuels where we believe charter rates will be comparable to what we have been enjoying in the petroleum market. To date, we have transported a significant portion of the ethanol that has moved via Jones Act tankers on our chemical parcel tankers. Our initial research indicates that the ITBs are capable of entering this market after relatively inexpensive modifications to the vessels. We believe that the deep sea transportation of these products will become a more significant segment of the Jones Act marketplace in the future.

I’m also pleased to report on the progress of our first Articulated Tug Barge from Manitowoc Marine Group and Eastern Shipbuilding Group, which is similar in design to the ATB Freeport. With regard to the tug portion of the vessel, which is being constructed at Eastern Shipyard in Florida, it is scheduled to launch on February 15th, which is this Friday. All of the units for the hull of the

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

barge portion of the vessel, which is being constructed at Bay Shipbuilding in Wisconsin, have been constructed and Keel laying took place in November of 2007. This unit remains on schedule to be delivered in August 2008.

With regard to the third ATB in the series, the completion of the fabrication of all hull modules for the tug took place in January of this year and we expect to set the ship’s engines and complete welding the hull in the second quarter. The barge construction is well underway with all portions of the forward and aft end of the barge constructed. Keel laying of this barge will take place the early part of the second quarter. The unit also remains on schedule to be delivered in November of 2008. In addition, the fourth ATB tug and barge have commenced construction, and at this point, construction is tracking to an August 2009 delivery.

Moreover, in an ongoing effort to maximize our flexibility in this environment, we have successfully negotiated several extensions, allowing us to defer our final decision whether to build a fifth ATB in the Partnership’s ATB new build series. We have secured with Manitowoc an extension of our option to cancel the contract of the construction of the barge until June 30, 2008. Additionally, the Partnership has negotiated an amendment of its contract with Eastern to extend the option to construct the fifth tug of the series until June 30, 2008.

With regard to the tankers being constructed at NASSCO, the first tanker is now approximately 25% complete and the construction of the second tanker is well underway. During 2007, we signed long-term charters on three of these new tankers, bringing the total chartered to four, and we continue to pursue charters for remaining vessels. I would now like to turn over the call to Al Bergeron, our CFO. Al?

Albert E. Bergeron - U.S. Shipping Partners LP - VP, CFO

Thank you, Joe. I would like now to take the opportunity to review our fourth quarter financial results in greater detail. To recap, the Partnership had operating income of $4.9 million and a net loss of $1.4 million compared to operating income of $3.3 million and a net loss of $900,000 for the same period in 2006.

Voyage revenue for the quarter rose $6.7 million, or 18%, to $43.5 million, from $36.8 million for the same period in 2006 due to the ATB Freeport, which we placed in service in July 2007, contributed approximately $4.5 million in voyage revenue during the quarter and the balance of the increase of $2.2 million represents higher TCE rates for the remainder of the fleet, as well as fewer dry docking days compared to the same period a year ago, offset by reduced work days by the ITB Baltimore and the fact that we will not record revenue for the ITB Philadelphia until the grain voyage, which commenced in December 2007, is complete, which is expected to occur by the end of February.

In late 2007, the Partnership entered into contracts with various humanitarian organizations to transport grain from the U.S. to Africa. We will recognize voyage revenue and voyage expense after the grain is delivered to its final destination in accordance with the accounting pronouncements on this type of transaction.

The increase in the fourth quarter voyage revenues was partially offset by an increase in voyage expenses of $2 million to $8.3 million versus $6.4 million in quarter four ‘06, as well as an increased depreciation and amortization expense of $1.6 million and increased vessel operating expenses of $1.5 million.

The addition of the ATB Freeport accounted for additional voyage expenses of $1.2 million.

The increase in depreciation and amortization is primarily due to additional amortization of drydock expenditures of $1.2 million, corresponding to the timing of scheduled drydocks in ‘06 and ‘07, and $800,000 attributable to the addition of the ATB Freeport. These increases to depreciation and amortization expense were offset by a decrease of $400,000, resulting from an adjustment to the values assigned to the vessel in the original purchase for the ITBs due to the net payments made to us under the Hess Support Agreement, which were considered a reduction to the original purchase price.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

The increase in vessel operating expenses reflects the addition of the ATB Freeport, which increased vessel operating expenses by $1.4 million. Repairs and maintenance expense and crew wages each increased by $600,000, as well, reflecting additional preventive maintenance performed during the quarter and a new collective bargaining agreement with the American Maritime Officers union, ratified during quarter three ‘07. These increases were offset by a $1.1 million net decrease in all other vessel operating expenses.

Total fourth quarter G&A was unchanged compared to quarter four ‘06.

Fourth quarter interest expense increased by $900,000 compared to the same period in 2006 due to increased borrowings. Interest income earned by the Partnership decreased by $1.2 million, primarily due to reduced balances in the partners restricted cash accounts as funds were released in connection with the construction of the ATBs and the JV tankers. Interest income will continue to decrease as funds in these accounts are used to fund ATB construction and the Partnership’s equity contributions to the JV. The JV also recorded a $500,000 of losses on derivative financial instruments during three months ended December 31, 2007.

Fourth quarter EBITDA increased $3 million to $14.7 million from $11.7 million in 2006, primarily due to our higher voyage revenues, offset by higher vessel operating expenses and voyage expenses. Distributable cash flow for the full-year 2007 was $42 million, or 1.39 times the amount needed to cover the cash distributions of $30.2 million declared for the year. DCF coverage of distributions aggregating $33.5 million for the year, which is the total distributions that would have been paid if distributions were paid on both the subordinate units and the 2% general partner interest in the fourth quarter of 2007 was 1.26 times.

Our DCF calculation includes two add-backs for financing costs incurred relative to the Partnership’s construction projects. The distribution’s add-backs represent the distributions on units issued to finance the funding of the Partnership’s commitment to the JV entered and the additional interest adjustment is attributable to interest expense incurred on borrowings used to fund the ATB construction. I’ll now turn the call back over to the moderator for questions.

Q U E S T I O N S   A N D   A N S W E R S

Operator

(OPERATOR INSTRUCTIONS). And our first question will come from the line of Tom McKay with Simplin Partners. Please proceed.

Tom McKay - Simplon Partners - Analyst

Thank you. Good morning. Could you just mention what the outstanding bank debt balance was at the end of the year and also the cash positions?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes. The total debt is $460 million, of which $41 million pertains to the JV, and the cash escrow balance, the ATB balance is $85 million, the JV balance is $39.8 million, for a total of $125 million.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

And I think as everyone on the call knows, the debt attributable to the joint venture is non-recourse to the Partnership, although it’s consolidated for accounting purposes.

Tom McKay - Simplon Partners - Analyst

So the bank debt balance --?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

$419 million, that’s recourse to the MLP. Bank debt balance of $319 million, bonds are $100 million.

Tom McKay - Simplon Partners - Analyst

Got it. And the other question, if I may, the two ITBs that come off charter, midyear, if they were off charter today, would they be likely to be making more money or less money than the rates they have under the current charters?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

I think the best way to respond to that is that the spot markets, roughly, we believe, are the same as the time charter rates. At least they would average out that way over a series of voyages and I think our fleet-average charter rate is right under $40,000 a day and we would expect, on average, that’s about what the spot market is, as well.

Tom McKay - Simplon Partners - Analyst

Okay. All right. And just, I guess, one more thing. You should get three, four months of operations out of the second ATB this year, but probably nothing out of the third. Is that right?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Well, the second ATB is due to be delivered in August so that would represent about four, four and a half months --

Tom McKay - Simplon Partners - Analyst

Right.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

-- of operation, depending on when it’s precisely delivered within August. And as far as the third ATB in the series is concerned, that’s due to be delivered in November, so that’s a one month, maybe one week, something like that.

Tom McKay - Simplon Partners - Analyst

Okay, sounds good. Thanks.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

You’re welcome.

Al Bergeron Thank you.

Operator

(OPERATOR INSTRUCTIONS). And our next question will come from the line of John Tysseland with Citigroup. Please proceed.

John Tysseland - Citigroup - Analyst

Hi, guys. Good morning.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Good morning, John.

John Tysseland - Citigroup - Analyst

Real quick. When you look at your chemical tankers and the drydock schedule there, what does that look like for 2008?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

2008, we’ve got two vessels going to drydock in 2008, the Charleston and the Chemical Pioneer.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

I believe there’s three. There should be -- you have the Houston. Houston’s the third vessel. He has the chemical.

John Tysseland - Citigroup - Analyst

So you have all three of your chemical vessels are going into dry dock -- I’m sorry, you have four chemical --

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Four chemical vessels. The Houston charter is a petroleum carrier.

John Tysseland - Citigroup - Analyst

Okay. Okay, so --

Joe Gehegan - U.S. Shipping Partners LP - President, COO

The Chemical Pioneer and the Charleston are the two vessels that are going in.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

John Tysseland - Citigroup - Analyst

Okay, but is the Houston also going in?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Yes, the Houston is also going in. That’s correct.

John Tysseland - Citigroup - Analyst

Okay. So total vessels going in would be total for 2008, three vessels.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

That’s correct.

Joe Gehegan - U.S. Shipping Partners LP - President, COO

That’s right, yes.

John Tysseland - Citigroup - Analyst

Now are those -- what is the average days out and cost per that you’re expecting there?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

We’re expecting the vessels to be out for approximately 50 to 55 days on the chemical vessels and I believe we’ve got 39 or 40 days scheduled for the Houston.

John Tysseland - Citigroup - Analyst

And what do you think, what is your estimated cost per drydock?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Approximately $5 million for the chemical carriers and I think we have $4 million budgeted for the Houston.

John Tysseland - Citigroup - Analyst

$4 million for Houston, okay. And then, when do you expect to, what quarters do you look at staggering those drydocks?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

They’re going to be in the third and fourth quarter, John.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

John Tysseland - Citigroup - Analyst

Third and fourth?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Yes.

John Tysseland - Citigroup - Analyst

Okay.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Yes, third and fourth, right.

John Tysseland - Citigroup - Analyst

And then, with your extension on the fifth ATB on the option, did that come at any cost to you? I know you had some cash that was already outstanding and you agreed to pay a little bit higher for that ATB to extend it to January this year. Was there any incremental costs going out to June?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

There’s no incremental cost, John. There will be an increase in the cost of the vessel if, in fact, we do it because of escalation for normal inflation. No cost to purchase the extension, if that’s what you’re asking.

John Tysseland - Citigroup - Analyst

Okay. And then, what is the, what do you expect that cost to be for the fifth ATB?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

I think we’re showing $78.5 million, if I’m not mistaken, John, approximately.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

And we would, obviously, decisions to go ahead with that would be, as they always would be, based on projected charter rates.

John Tysseland - Citigroup - Analyst

Right. What do you look at for projected charter rates for that to make sense? I mean, what do you -- how do you determine that?

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

Joe Gehegan - U.S. Shipping Partners LP - President, COO

I think you’ve got to be in the low to mid-40s to get a return on that vessel.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Yes, yes. I think that we would be looking to put that vessel into a perhaps more specialized trade that would support the higher charter rates we typically get, carrying more sophisticated chemical products, but it’s a little bit early to tell that. We’ll have a better idea later in the year, I think, certainly later in the first half, what we expect to do with ATB five.

John Tysseland - Citigroup - Analyst

Okay. And then, final question is just in regards to the ITBs when you look at extending the lives of those assets or maybe re-purposing those assets, can you kind of give us a brief overview of where, kind of update us on where that stands today and how you see those ITBs working over the course of the next couple of years?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Well, I think, you know, we’re going to stay within the petroleum trade we’re in right now. But, as we indicated earlier, we are definitely looking at ethanol and biofuels. We believe that’s a viable market for these assets. And to carry those products will require a minimal amount of modifications as far as the ITBs are concerned. We’re also looking at these vessels possibly in the dry bulk trades and we’re conducting an engineering study on that right now.

John Tysseland - Citigroup - Analyst

When you say minimal, how do define that?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

A couple hundred thousand dollars, John. Very, very minimal. The only thing that would have to be done to permit carriage of ethanol is to slightly upgrade the firefighting system on the vessel that we have right now. Otherwise, she’s fully qualified to carry ethanol and we do believe, we have seen a significant amount of additional ethanol moving on the Deep Sea trade, Jones Act trades. We’ve carried the preponderance of it, as we said, in our chemical tankers to date.

And because we believe we can offer the ethanol transporters, who are major oil companies and traders, a wide variety of different parcel sizes and ship positions. That’s why we’ve gotten as much of the trade, to date, as we have and we view this as a very strong growth market due to the obvious mandates that are out there for ethanol, particularly in trades like ethanol coming out of the Mississippi River going into Florida.

John Tysseland - Citigroup - Analyst

Is that -- now the rates on that are similar to what you’re getting on the refined product or different?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Yes, the rates are similar and comparable.

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F I N A L T R A N S C R I P T
Feb. 11. 2008 / 8:30AM, USS - Q4 2007 U.S. Shipping Partners LP Earnings Conference Call

John Tysseland - Citigroup - Analyst

And there’s no requirement if you’re carrying ethanol to be double hulled. Is that correct?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

No, there is not.

John Tysseland - Citigroup - Analyst

Okay. All right, guys. Thanks a lot.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

You’re welcome, John.

Operator

(OPERATOR INSTRUCTIONS). At this time, we have no questions in queue. I would now like to turn the call back over to Mr. Paul Gridley for closing remarks.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

We appreciate everyone joining us on the call today and we’ll see you on our first quarter earnings conference call. Thank you very much.

Operator

Thank you for your participation in today’s conference. This concludes your presentation. You may now disconnect. Good day.

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